Exhibit 10.9(iv)
Amendment to Employment Agreement
This Amendment to Employment Agreement is made and entered into effective as of September 25th , 2007 by and between TopSpin Medical (Israel) Ltd., of 2 Yodfat St., Lod 71291, Israel (the “Company”) and Yoav Venkert (I.D 57253007) of 14 Hateena St., Zichron Yaacov, Israel (“Employee”).
WHEREAS, the Company and the Employee entered into a certain Employment Agreement dated as of June 3, 2004 as amended (the “Employment Agreement”); and
WHEREAS, the Company and the Employee wish to amend the Employment Agreement in the manner provided below.
NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows:
1.	All terms not otherwise defined herein, shall have the meaning ascribed to them in the Employment Agreement.

2.	Effective as of January 24th, 2007 (the “Effective Date”), Employee’s Salary shall be increased to NIS 47,300 per month, to be linked to the increase of the Consumer Price Index (“CPI”) from the CPI known on the Effective Date to the CPI as known on the date of payment of the Salary.

3.	All other terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TopSpin Medical (Israel) Ltd.		Yoav Venkert

By:	/s/ Neil Cohen /s/ Eyal Kolka	/s/ Yoav Venkert

Name:	Neil Cohen & Eyal Kolka	Signature
Title:	Director & CFO and
Senior VP of Business Development